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Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Witness Systems, Inc.

        We consent to incorporation by reference in the registration statements (No. 333-33250, No. 333-67416, No. 333-107236 and No. 333-122411) on Form S-8 and in the registration statements (No. 333-113604 and No. 333-122410) on Form S-3 of Witness Systems, Inc. of our reports dated March 15, 2005, with respect to the consolidated balance sheets of Witness Systems, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Witness Systems, Inc.

/s/ KPMG LLP

Atlanta, Georgia
March 15, 2005

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Consent of Independent Registered Public Accounting Firm